Exhibit 10.1

QR Energy, LP

QRE Finance Corporation

$300,000,000 9.25% Senior Notes due 2020

Purchase Agreement

July 25, 2012

Citigroup Global Markets Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

RBC Capital Markets, LLC

RBS Securities Inc.

Wells Fargo Securities, LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

QR Energy, LP, a limited partnership organized under the laws of Delaware (the “Partnership”), and QRE Finance Corporation, a corporation organized under the laws of Delaware (the “Finance Corp.” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $300,000,000 principal amount of its 9.25% Senior Notes due 2020 (the “Notes”). The Notes will be issued pursuant to an indenture dated as of the Closing Date (the “Indenture”), among the Issuers, QRE Operating, LLC, a limited liability company organized under the laws of Delaware ( “QR Operating”), and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by QR Operating and each subsidiary of the Partnership that is required to guarantee the Notes in accordance with the provisions of the Indenture (the “Guarantees” and, together with the Notes, the “Securities”). The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date (as defined below), among the Issuers, QR Operating and the Representatives, pursuant to which the Issuers will agree will agree to file with the Commission (i) a registration statement under the Securities Act relating to another series of debt securities of the Issuers and the guarantee of the Guarantor under the Indenture, each respectively with terms substantially identical to the Notes (the “Exchange Notes”) and the Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees (the “Exchange Offer”), and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use their commercially reasonable efforts to cause such registration statements to be declared effective. The Exchange Notes and the Exchange Guarantees are herein collectively referred to as the “Exchange Securities.” The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum, dated May 14, 2012 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated July 25, 2012 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuers and the Securities. The Issuers hereby confirm that they have authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

As of the date hereof, QRE GP, LLC a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership. The Partnership is the direct owner of QR Operating. The Issuers and QR Operating are referred to herein collectively as the “QR Parties.”

1. Representations and Warranties. The QR Parties, jointly and severally, represent and warrant to, and agree with, each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Offering Memorandum, as of its date, did not, and the Disclosure Package, at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, solely with respect to the Preliminary Memorandum, statements in or omissions from the Preliminary Memorandum that are directly superseded or supplemented, as applicable, by any information included in the final term sheet prepared pursuant to Section 5(b) hereof). As of its date and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the QR Parties make no representation or warranty as to the information contained in or omitted from the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) Each electronic road show, when taken together as a whole with the Disclosure Package, in each case as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the QR Parties, any of their Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security which is or would be integrated with the Securities in a manner that would require the registration of the Securities under the Act.

(d) None of the QR Parties, any of their Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the QR Parties, their Affiliates and each person acting on its or their behalf (other than the Initial Purchasers, as to whom the QR Parties make no representation or warranty) has complied with the offering restrictions requirement of Regulation S.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f) Subject to compliance by the Initial Purchasers with the representations, warranties and covenants set forth in Sections 4 and 5 hereof, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g) None of the QR Parties is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will be, an “investment company” as defined in the Investment Company Act.

(h) None of the QR Parties has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(i) Each of the QR Parties has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the State of Delaware with full corporate, limited liability company or limited partnership, as the case may be, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction that requires such qualification.

(j) The General Partner is (A) 50% owned by QR Holdings (QRE) GP, LLC, a Texas limited liability company (“QR Holdings GP”), and (B) 50% owned by QR Energy Holdings, LLC, a Texas limited liability company (“QR Energy Holdings”). QR Holdings GP and QR Energy Holdings are collectively referred to herein as the “GP Members.” The GP Members directly own all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner, as in effect on the date hereof (the “General Partner Agreement”), and have been duly authorized and validly issued in accordance with the General Partner Agreement, and are fully paid (to the extent required by the General Partner Agreement) and non-assessable (except as such non-assesssability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the GP Members own such membership interests free and clear of all liens.

(k) The General Partner is the sole general partner of the Partnership, with an approximate 0.068% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated December 22, 2010 (as amended, the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all liens.

(l) As of the date hereof and as of the Closing Date, the Partnership will have no limited partner interests issued and outstanding other than 37,422,351 Common Units, 7,145,866 Subordinated Units and 16,666,667 Class C Convertible Preferred Units and all of such Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”));

(m) The Partnership owns directly or indirectly, all of the issued and outstanding membership interests in QR Operating; such membership interests have been duly authorized and validly issued in accordance with the organizational document of QR Operating and are fully paid (to the extent required by the Organizational Document of QR Operating) and nonassessable (except as nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns all such membership interests free and clear of all liens other than those created by or arising under the certain Credit Agreement, dated as of December 17, 2010, by and among QR Operating, as borrower, Wells Fargo Bank, National Association, as administrative agent, and certain financial institutions, as lenders, providing for up to $1.5 billion of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner or refinanced in whole or in part from time to time (the “Credit Agreement”).

(n) The Finance Corp. and QR Operating are the only subsidiaries of the Partnership.

(o) The information included in the Disclosure Package and the Final Memorandum (i) under the captions “Certain Relationships and Related Party Transactions,” “Description of Notes,” “Registration Rights Agreement; Additional Interest,” “Business—Environmental and Occupational Safety and Health Matters” and “Business—Other Regulation of the Oil and Natural Gas Industry”, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Organizational Documents of the QR Parties or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions contained in the Disclosure Package and the Final Memorandum of any Partnership Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit facilities, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Disclosure Package and the Final Memorandum.

(p) This Agreement has been duly authorized, executed and delivered by the QR Parties; the Indenture has been duly authorized by the QR Parties and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the QR Parties, will constitute a legal, valid, binding instrument enforceable against the QR Parties in accordance with its terms (as may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing); the Registration Rights Agreement has been duly authorized by the QR Parties and, assuming due authorization, execution and delivery thereof by the Representatives, when executed and delivered by the QR Parties, will constitute a legal, valid, binding instrument enforceable against the QR Parties in accordance with its terms (as may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing); and the Securities and the Exchange Securities have been duly authorized, and, with respect to the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the QR Parties and will constitute the legal, valid and binding obligations of the QR Parties entitled to the benefits of the Indenture (as may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing).

(q) (i) The General Partner Agreement has been duly authorized, executed and delivered by the GP Members and is a valid and legally binding agreement of each of the GP Members, enforceable against each of the GP Members in accordance with its terms;

(ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

(iii) the limited liability company agreement of QR Operating has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

provided that the enforceability of each agreement described in paragraphs (i) through (iii) above may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(r) None of the QR Parties is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except (solely in the case of Partnership Documents) for such defaults that would not result in a Material Adverse Effect. The execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture, the issuance and sale of the Securities, the issuance of the Exchange Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of any of the QR Parties pursuant to, any Partnership Documents, except (solely in the case of Partnership Documents) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of any of the QR Parties or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the QR Parties or any of their respective assets, properties or operations, except for such violations of any applicable law, statute, rule, regulations, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the QR Parties or any of their respective assets, properties or operations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(s) To the knowledge of the QR Parties, no labor dispute with the employees of Quantum Resources Management, LLC (“Quantum Resources Management”) exists or is imminent, and the QR Parties are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of any of the QR Parties that, in any such case, may reasonably be expected to result in a Material Adverse Effect.

(t) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the QR Parties, threatened, against or affecting any of the QR Parties that is required to be disclosed in the Disclosure Package and the Final Memorandum (other than as so disclosed therein), or that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the QR Parties of their respective obligations under this Agreement.

(u) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Registration Rights Agreement or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold and, in the case of the Indenture and the Registration Rights Agreement, such as will be made or obtained under the Act and the Trust Indenture Act.

(v) Each of the QR Parties possesses, and at the Closing Date, if any, will possess, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Disclosure Package and the Final Memorandum; the QR Parties are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the QR Parties has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w) The QR Parties have, and at the Closing Date will have, (A) legal, valid and defensible title to the interests in the oil and natural gas properties supporting the estimates of its net proved reserves contained in the Disclosure Package and the Final Memorandum, (B) good and marketable title in fee simple to all real property owned by them, other than the oil and natural gas properties covered by clause (A), and (C) good and marketable title to all other property and assets owned by them, in each case free and clear of all Liens, except such as described in the Disclosure Package and the Final Memorandum or such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the QR Parties; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by any of the QR Parties is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the QR Parties, and all such leases and subleases are in full force and effect; and none of the QR Parties has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the QR Parties under any of the leases or subleases mentioned above or affecting or questioning the rights of the QR Parties to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Each of the QR Parties has, and on the Closing Date, if any, will have, such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Disclosure Package and the Final Memorandum, subject to such qualifications as may be set forth in the Disclosure Package and the Final Memorandum, except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and each of the QR Parties has fulfilled and performed all of its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, termination and impairments that would not reasonably be expected to have a Material Adverse Effect upon the ability of the QR Parties, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Disclosure Package, subject in each case to such qualifications as may be set forth in the Disclosure Package.

(y) The historical financial statements of the Partnership, QA Holdings, LP (“QA Holdings”) and certain working interests in oil and natural gas producing properties acquired by QR Operating on April 20, 2012 from Prize Petroleum, LLC and Prize Pipeline, LLC (the “Acquired Prize Properties”) included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial position of the Partnership, QA Holdings and the Acquired Prize Properties, as applicable, at the dates indicated and the results of operations, changes in unitholders’ equity and cash flows of the Partnership and QA Holdings, as applicable, and the statement of revenues and direct operating expenses of the Acquired Prize Properties, in each case for the periods specified, and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The financial information included in the Disclosure Package and the Final Memorandum under the caption “Summary Historical Financial and Other Data” and “Selected Financial Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the audited financial statements included or incorporated by reference into the Disclosure Package and the Final Memorandum. All information contained in the Disclosure Package and the Final Memorandum regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies in all material respects with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. The pro forma financial information and the related notes incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been compiled on the bases described therein, and the assumptions included therein provide a reasonable basis for presenting the significant effects directly attributable to the transaction and events disclosed therein, the related pro forma adjustments give appropriate effect to those assumptions and have been properly applied to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the Disclosure Package and the Final Memorandum.

(z) Since the respective dates as of which information is given in the Disclosure Package and the Final Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the Execution Time), except as otherwise disclosed therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, properties, business affairs or business prospects of the QR Parties taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the QR Parties that are material with respect to the QR Parties or their properties, taken as a whole, (C) none of the QR Parties has incurred any liability or obligation, direct or contingent, that, individually or in the aggregate, is material to the QR Parties or their properties, taken as a whole, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Partnership.

(aa) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, is an independent public accounting firm with respect to the Partnership within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and the Public Company Accounting Oversight Board (the “PCAOB”).

(bb) KPMG LLP, who have certified certain financial statements of the Acquired Prize Properties and delivered their report with respect to the statement of revenues and direct operating expenses of the Acquired Prize Properties incorporated by reference in the Disclosure Package and the Final Memorandum, is an independent public accounting firm with respect to the Partnership within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and the PCAOB.

(cc) Miller & Lents, Ltd. (“M&L”), the reserve engineers who prepared the reports upon which the estimates of the proved reserves of the Partnership and the Fund (as defined in the Final Memorandum) disclosed in the Disclosure Package and the Final Memorandum were based, are independent petroleum engineers with respect to the QR Parties and the Fund and for the periods set forth in the Disclosure Package and the Final Memorandum.

(dd) The oil and natural gas reserve estimates of the Partnership included in the Disclosure Package and the Final Memorandum are derived from reports that have been prepared by M&L, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Partnership at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved. The oil and natural gas reserve estimates of the Fund (as defined in the Disclosure Package and the Final Memorandum) included in the Disclosure Package and the Final Memorandum are derived from reports that have been prepared by M&L, and, to the knowledge of the QR Parties, such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Fund at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved. The oil and natural gas reserve estimates for the Prize Properties (as defined in the Disclosure Package and the Final Memorandum) included in the Disclosure Package and the Final Memorandum were calculated by the Partnership’s internal reserve engineers, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to such Prize Properties at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(ee) Each of the QR Parties has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) The QR Parties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the QR Parties or their respective businesses, assets, employees, officers and directors are in full force and effect; and the QR Parties are in compliance with the terms of such policies and instruments in all material respects.

(gg) Each of the QR Parties (A) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and; (B) except as described in the Disclosure Package and the Final Memorandum, maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the 1934 Act Regulations and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for their assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package and the Final Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) Except as described in the Disclosure Package and the Final Memorandum, since December 31, 2011, the QR Parties (A) have not been advised by PricewaterhouseCoopers LLP of (i) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the QR Parties to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting affecting the QR Parties, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the QR Parties, and (B) there has been no change in the QR Parties’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the QR Parties’ internal control over financial reporting.

(ii) (A) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (B) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it has filed or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership, including the General Partner’s respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (C) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(jj) Except as otherwise disclosed in the Disclosure Package and the Final Memorandum, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the QR Parties or, to the knowledge of the QR Parties, Quantum Resources Management, is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the QR Parties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the QR Parties or, to the knowledge of the QR Parties and Quantum Resources Management, relating to the Prize Properties and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, relating to Hazardous Materials or any Environmental Laws against or affecting any of the QR Parties.

(kk) (A) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as an organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (B) with respect to each Plan subject to Title IV of ERISA (i) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (ii) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (iii) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (iv) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (C) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(ll) The Partnership and each of the officers and directors of the General Partner, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 with which any of them is required to comply, including Section 402 related to loans.

(mm) The operations of the QR Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the QR Parties with respect to the Money Laundering Laws is pending or threatened.

(nn) None of the QR Parties nor, to the knowledge of the QR Parties, any director, manager, officer, agent, employee or affiliate of any of the QR Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the QR Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by any QR Party to be currently subject to any U.S. sanctions administered by OFAC.

(oo) Any statistical, demographic or market-related data included in the Disclosure Package or the Final Memorandum is based on or derived from sources that the QR Parties believe to be reliable and accurate and all such data included in the Disclosure Package or the Final Memorandum accurately reflects the materials upon which it is based or from which it was derived.

(pp) None of the QR Parties nor, to the knowledge of the QR Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the QR Parties is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the QR Parties and, to the knowledge of the QR Parties, the other affiliates of the QR Parties have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

(qq) Except as disclosed in the Disclosure Package and the Final Memorandum, (A) none of the QR Parties has any outstanding borrowings from or any material lending or other relationship with any bank or other lending institution affiliated with any of the Initial Purchasers, and (B) none of the QR Parties intends to use any of the proceeds from the sale of the Securities to repay any debt owed to any Initial Purchaser or any affiliate of any Initial Purchaser.

(rr) There are no business relationships or related party transactions involving any of the QR Parties or, to the knowledge of the QR Parties, any other person or entity that are required to be described in the Disclosure Package and the Final Memorandum that have not been described as required.

(ss) None of the QR Parties is prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying any debt owed to any other QR Party, or from transferring any of its property or assets to the Partnership or any other QR Party, except as described in the Disclosure Package and the Final Memorandum.

Any certificate signed by an officer of any of the QR Parties and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by such QR Party, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 97.057% of the principal amount thereof, plus accrued interest, if any, from July 30, 2012 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on July 30, 2012, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to the account specified by the Issuers. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuers that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”

(viii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to each of the Issuers;

(ix) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(x) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000 and (iii) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(C)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive subject to obtaining the prior written consent of the Representatives for any such offer; or

(D)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall result in a requirement for the publication by the Issuers or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the Directive 2010/73/EU (the “2010 PD Amending Directive”), to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State.

5. Agreements. The QR Parties, jointly and severally, agree with each Initial Purchaser that:

(a) The Issuers will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Issuers will prepare a final term sheet, containing a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c) The Issuers will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as defined by the Initial Purchasers), the Issuers will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Issuers have furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Issuers will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Issuers will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representatives, the Issuers have not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(f) The Issuers will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall any of the QR Parties be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Issuers will promptly advise the Representatives of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) The Issuers will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

(h) None of the Issuers, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no covenant is given) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i) None of the Issuers, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no covenant is given) will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j) None of the Issuers, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom no covenant is given) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(k) At any time the Partnership is not subject to Section 13 or 15 of the Exchange Act, the Issuers shall use their best efforts to provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Issuers will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) Each certificate for the Securities will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(n) The QR Parties will not for a period of 60 days following the Execution Time, without the prior written consent of Citigroup offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the QR Parties or any Affiliate of the QR Parties or any person in privity with the QR Parties, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the QR Parties (other than the Securities).

(o) The QR Parties will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(p) The Issuers will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of any of the QR Parties is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the QR Parties as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the QR Parties and their respective subsidiaries are consolidated in reports furnished to its shareholders).

(q) The QR Parties, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture , and the Registration Rights Agreement and the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, including the entire cost of any aircraft chartered in connection with the road show; (ix) the fees and expenses of the QR Parties’ accountants and the fees and expenses of counsel (including local and special counsel) for the QR Parties; and (x) all other costs and expenses incident to the performance by the QR Parties of their obligations hereunder.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the QR Parties contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the QR Parties made in any certificates pursuant to the provisions hereof, to the performance by QR Parties of their obligations hereunder and to the following additional conditions:

(a) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the QR Parties, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit A hereto.

(b) The Partnership shall have requested and caused Gregory S. Roden, General Counsel for the Partnership to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

(c) The Representatives shall have received from Latham &Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the QR Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Issuers shall have furnished to the Representatives a certificate of each of the QR Parties, signed by (x) the Chairman of the Board, the Chief Executive Officer or the President and (y) the principal financial or accounting officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the QR Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the QR Parties has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the QR Parties and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(e) At the Execution Time and at the Closing Date, the Partnership shall have requested and caused each of PricewaterhouseCoopers LLP and KPMG LLP to furnish to the Representatives, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that it is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and the PCAOB and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Memorandum; provided that each letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) At the Execution Time and at the Closing Date, the Partnership shall have requested and caused M&L to furnish to the Representatives, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, covering certain matters relating to information about the oil and natural gas reserves of the QR Parties and the Fund presented in the Disclosure Package (with respect to a letter dated as of the Execution Time) or the Final Memorandum (with respect to a letter dated the Closing Date).

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the QR Parties and their subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the QR Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the QR Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the QR Parties, jointly and severally, will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The QR Parties, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information, electronic road show or any other written information used by or on behalf of any of the QR Parties in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the QR Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to any of the QR Parties by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the QR Parties may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the QR Parties, each of their respective directors, each of their respective officers or, in the case of the Partnership, the directors and officers of the General Partner, and each person who controls any of the QR Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to any of the QR Parties by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The QR Parties acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”, the third, seventh, eighth and ninth paragraphs in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) does not include an admission of fault and (ii) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the QR Parties, jointly and severally, and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the QR Parties and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the QR Parties on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the QR Parties and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the QR Parties on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the QR Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the QR Parties on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The QR Parties and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an

Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls any of the QR Parties within the meaning of either the Act or the Exchange Act and each officer and director of any of the QR Parties shall have the same rights to contribution as the QR Parties, subject in each case to the applicable terms and conditions of this paragraph (d). The Initial Purchasers’ obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective purchase obligations hereunder and not joint.

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the QR Parties. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the QR Parties or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or if trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the QR Parties or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the QR Parties or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the QR Parties, will be mailed to QR Energy, LP at 5 Houston Center, 1401 McKinney Street, Suite 2400, Houston, Texas 77010, Attention: Gregory S. Roden.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(j) hereof, no other person will have any right or obligation hereunder.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the QR Parties, or any of them, and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. The QR Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. No Fiduciary Duty. The QR Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the QR Parties, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the QR Parties and (c) the QR Parties’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the QR Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the QR Parties on related or other matters). The QR Parties agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the QR Parties, in connection with such transaction or the process leading thereto.

18. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means 8 pm (New York time) on July 25, 2012 (it being agreed that such time is the first time when sales of the Securities are made by the Initial Purchasers).

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate,

certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Partnership Documents” means any contract, indenture, mortgage, deed of trust, loan or credit facility, bond, note, debenture, evidence of indebtedness, lease or other instrument or agreement, to which any of the QR Parties is a party or by which any of the properties of the Partnership is bound.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Repayment Event” means any event or condition that gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or QR Operating.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between each of the QR Parties and the several Initial Purchasers.

Very truly yours,

QR ENERGY, LP

By:	QRE GP, LLC,
its general partner

By:	/s/ Cedric W. Burgher
Name: Cedric W. Burgher Title: Chief Financial Officer

QRE FINANCE CORPORATION

By:	/s/ Cedric W. Burgher
Name: Cedric W. Burgher Title: Chief Financial Officer

QRE OPERATING, LLC

By:	/s/ Cedric W. Burgher
Name: Cedric W. Burgher Title: Chief Financial Officer

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

RBC Capital Markets, LLC

RBS Securities Inc.

Wells Fargo Securities, LLC

By: Citigroup Global Markets Inc.

By:	/s/ Ross A. McIntyre
Name: Ross A. McIntyre Title: Managing Director

For themselves and the other several

Initial Purchasers named in

Schedule I to the foregoing Agreement.

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$93,000,000
Barclays Capital Inc.	$21,000,000
Credit Agricole Securities (USA) Inc.	$21,000,000
RBC Capital Markets, LLC.	$21,000,000
RBS Securities Inc.	$21,000,000
Wells Fargo Securities, LLC.	$21,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$13,200,000
BMO Capital Markets Corp.	$13,200,000
Credit Suisse Securities (USA) LLC	$13,200,000
J.P. Morgan Securities LLC	$13,200,000
Scotia Capital (USA) Inc.	$13,200,000
Banco Bilbao Vizcaya Argentaria, S.A.	$6,000,000
Capital One Southcoast, Inc	$6,000,000
Comerica Securities, Inc	$6,000,000
TD Securities (USA) LLC	$6,000,000
Mitsubishi UFJ Securities (USA), Inc.	$6,000,000
U.S.Bancorp Investments, Inc.	$6,000,000
Total	$300,000,000

SCHEDULE II

Term Sheet

[See Attached]

PRICING TERM SHEET

$300,000,000 9.25% Senior Notes due 2020

The information in this term sheet supplements the preliminary offering memorandum, dated May 14, 2012 (the “Preliminary Memorandum”), and supersedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Memorandum.

Issuers:	QR Energy, LP QRE Finance Corporation

Guarantor:	QRE Operating, LLC

Security:	9.25% Senior Notes due 2020

Final Maturity Date:	August 1, 2020

Principal Amount:	$300,000,000

Distribution:	144A/Regulation S with Registration Rights

Gross Proceeds:	$295,860,000

Net Proceeds After Estimated Offering Expenses:	$290,671,000

Coupon:	9.250%

Interest Payment Dates:	February 1 and August 1, commencing on February 1, 2013

Record Dates:	January 15 and July 15

Offering Price:	98.620%

Benchmark Treasury:	1.75% U.S. Treasury due May 15, 2022

Benchmark Treasury Yield:	1.400%

Spread to Benchmark Treasury:	+ 810 basis points

Yield:	9.500%

Optional Redemption:

On or after the following dates and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the notes redeemed during the periods indicated below:

Date                                                   Percentage

August 1, 2016                                104.625%

August 1, 2017                                102.313%

August 1, 2018 and thereafter         100.000%

Clawback:	Prior to August 1, 2015, up to 35% at 109.25%

Change of Control:	Putable at 101% of principal, plus accrued and unpaid interest, if any, to the date of purchase

Make-Whole Call:	Prior to August 1, 2016 at a make-whole premium based on Treasury Rate + 50 bps

Trade Date:	July 25, 2012

Expected Settlement Date:	July 30, 2012 (T+3)

CUSIP/ISIN:
144A Notes Reg S Notes
CUSIP: 74734X AA3 CUSIP:U7471P AA4
ISIN: US74734XAA37 ISIN:USU7471PAA40

Denominations:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	Citigroup Global Markets Inc. Barclays Capital Inc. Credit Agricole Securities (USA) Inc. RBC Capital Markets, LLC RBS Securities Inc. Wells Fargo Securities, LLC

Co-Managers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

BMO Capital Markets Corp.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Scotia Capital (USA) Inc.

Banco Bilbao Vizcaya Argentaria, S.A.

Capital One Southcoast, Inc.

Comerica Securities, Inc.

TD Securities (USA) LLC

Mitsubishi UFJ Securities (USA), Inc.

U.S. Bancorp Investments, Inc.

Changes from Preliminary Memorandum

Description of Notes

“Incurrence of Indebtedness and Issuance of Preferred Stock” on p. 114 of the Preliminary Offering Memorandum:

The amount permitted to be incurred pursuant to clause (1) shall be reduced to the greater of (i) $750.0 million and (ii) $260.0 million plus 35.0% of QR Energy’s Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence.

“Registration Rights; Additional Interest” on p. 134 of the Preliminary Offering Memorandum:

Each reference to “400th day” shall be amended to “365th day.”

This communication is intended for the sole use of the person to whom it is provided by the sender.

These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption from registration.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

FORM OF OPINION OF PARTNERSHIP COUNSEL

(i) such counsel has no reason to believe that the Disclosure Package, at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and schedules and other financial data and information pertaining to oil and natural gas reserves contained therein or omitted therefrom, as to which such counsel need express no opinion);

(ii) such counsel has no reason to believe that the Final Memorandum, as of its date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and schedules and other financial data and information pertaining to oil and natural gas reserves contained therein or omitted therefrom, as to which such counsel need express no opinion);

(iii) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein (without regard to the representation found in Section 1(f)), prior to commencement of the Exchange Offer, no registration under the Act of the Securities, and no qualification of an indenture under the Trust Indenture Act, are required for the sale and delivery of the Securities by the Issuers to the Initial Purchasers or the offer and sale by the Initial Purchasers of the Securities in the manner contemplated herein, in the Disclosure Package and in the Final Memorandum;

(iv) each of the QR Parties is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, will not be an “investment company” as defined in the Investment Company Act.

(v) the statements in the Disclosure Package and the Final Memorandum under the headings “Certain Relationships and Related Party Transactions”, “Description of Notes” and “Registration Rights Agreement; Additional Interest” , insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects; the Indenture, the Notes, the Guarantees and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Memorandum; and the statements in the Disclosure Package and the Final Memorandum under the heading “Certain United States Federal Income Tax Considerations”, insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the materials described therein in all material respects;

(vi) each of the QR Parties has been duly incorporated or organized, as applicable, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or other entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each such jurisdiction set forth opposite the respective QR Party’s name on Annex A hereto;

(vii) The General Partner is the sole general partner of the Partnership, with an approximate 0.068% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all liens.

(viii) the Partnership owns directly or indirectly, all of the issued and outstanding membership interests in QR Operating; such membership interests have been duly authorized and validly issued in accordance with the organizational document of QR Operating and are fully paid (to the extent required by the Organizational Document of QR Operating) and nonassessable (except as nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns all such membership interests free and clear of all liens other than those created by or arising under the Credit Agreement.

(ix) (A) the General Partner Agreement has been duly authorized, executed and delivered by the GP Members and is a valid and legally binding agreement of each of the GP Members, enforceable against each of the GP Members in accordance with its terms;

(B) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(C) the limited liability company agreement of QR Operating has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

provided that the enforceability of each agreement described in paragraphs (A) through (C) above may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(x) neither the execution and delivery of the Indenture, the Registration Rights Agreement or this Agreement, the issuance and sale of the Securities, the issuance of the Exchange Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of any of the QR Parties or of any of their respective subsidiaries pursuant to, (i) the Organizational Documents of any of the QR Parties; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the QR Parties or any of their respective subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the QR Parties or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the QR Parties, any of their respective subsidiaries or any of their respective properties (with respect to clause (iii), such counsel need express no opinion as to the applicability of any federal or state securities or Blue Sky laws, including any federal or state antifraud laws, rules or regulations);

(xi) the Purchase Agreement has been duly authorized, executed and delivered by each of the QR Parties party hereto;

(xii) each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered, and (assuming due execution and delivery by the Trustee) constitutes a legal, valid and binding instrument enforceable against the QR Parties in accordance with its terms (as may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing); the Securities and the Exchange Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and, with respect to the Securities, delivered to and paid for by the Initial Purchasers under this Agreement, will constitute legal, valid, binding and enforceable obligations of the QR Parties entitled to the benefits of the Indenture (as may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing; and

(xiii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture or in the Registration Rights Agreement, except such as may be required under the blue sky or securities laws of any jurisdiction in which the Securities are offered or sold (as to which such counsel need express no opinion beyond that set forth in paragraph (iii) above) and such other approvals (specified in such opinion) as have been obtained.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the jurisdictions of organization of the QR Parties, the State of New York, the State of Texas or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the QR Parties and public officials.

Exhibit B

FORM OF OPINION OF GENERAL COUNSEL

To such counsel’s knowledge, except as otherwise disclosed in the Disclosure Package and the Final Memorandum, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which any of the QR Parties is a party, or to which any of the properties of the QR Parties is subject, before or brought by any court or governmental agency or body, domestic or foreign, that are required to be described in the Partnership’s Annual Report on Form 10-K but is not so described as required.